Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hasbro, Inc.:

We consent to the incorporation by reference in the Registration Statements Nos. 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762, 333-170355, and 333-190377 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-83250, 333-46986, 333-103561, 333-145947, 333-195789, and 333-220331 on Form S-3 of Hasbro, Inc. of our reports dated February 26, 2018, with respect to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 31, 2017 and December 25, 2016, and the related consolidated statements of operations, comprehensive earnings, cash flows, and shareholders’ equity and redeemable noncontrolling interests for each of the fiscal years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule II (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Hasbro, Inc.

/s/ KPMG

Providence, Rhode Island

February 26, 2018